Exhibit A to 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                HLM DESIGN, INC.


                                    ARTICLE I

                                      Name

         The name of the corporation is HLM Design, Inc. (the "Corporation").



                                   ARTICLE II

                           Registered Office and Agent

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

                                     Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

                                  Capital Stock

         Section 4.01. Authorized Capital Stock. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares divided into the following classes:

                  (a) Nine Million (9,000,000) shares of Common Stock with a par value of one cent ($0.01) per share (the "Common Stock"); and

                  (b) One Million (1,000,000) shares of Preferred Stock with a par value of ten cents ($0.10) per share (the "Preferred Stock").



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         Section 4.02. Voting. Except as may otherwise be required by law, this
Restated and Amended Certificate of Incorporation or, in the case of Preferred Stock, the provision of such resolution as may be adopted by the Board of Directors pursuant to Section 4.04 of this Article IV, each holder of Preferred Stock and each holder of Common Stock shall have one (1) vote for each share of Preferred Stock and each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation with respect to each matter submitted to a vote of the stockholders.

         Section 4.03.     Dividends and Distributions on Common Stock.

                  (a) Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor.

                  (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation (either partially or completely), distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distributions to stockholders, ratably in proportion to the number of shares of Common Stock held by each.

         Section 4.04.     Preferred Stock.

                  The Preferred Stock may be issued from time to time in one or more series, each series to have distinctive designations. The powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. The Board of Directors is hereby expressly granted the authority to cause the Preferred Stock to be issued in one or more series and, with respect to each such series, to fix by resolutions, the following characteristics prior to the issuance thereof:

                  (a) The designation of the series, which may be by distinguishing number, letter or title;

                  (b) The number of shares of the series, which number the Board of Directors may (except as otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) The voting rights of the shares of the series, which rights may be full or limited, or which shares may be without voting power;

                  (d) The dividend rights of the shares of the series, if any, including without limitation the dividend rates, the dividend payment dates, whether dividends will be cumulative, any conditions for payment and any payment preferences in relation to the dividends payable on any other class or classes or series of stock of the Corporation;


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                  (e) The redemption rights, if any, and the price or prices for the shares of the series;

                  (f) Sinking funds requirements, if any, for the purchase or redemption of shares of the series;

                  (g) Rights upon liquidation, dissolution or winding up of the Corporation or upon the distribution of the assets of the Corporation;

                  (h) Whether the shares of the series shall be convertible into shares of any other class or classes or into shares of any other series of the same or of any other class or classes of stock, and if so, the conversion price, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                  (i) Such other powers, preferences, rights, qualifications, limitations or restrictions as the Board of Directors shall determine;

all as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock.

                  The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section 4.04, and the consent, by class or series vote or otherwise, of the holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Corporation, acting at the direction of the Board of Directors, of any other series of Preferred Stock, regardless of whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, unless and to the extent that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such other proportions as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

                  The shares of any series of Preferred Stock that (i) have been redeemed by the Corporation in accordance with the express terms thereof, (ii) are purchased in satisfaction of any sinking fund requirements provided for shares of such series, or (iii) are converted in accordance with the express terms thereof, in each case shall be cancelled and not reissued. Any shares of Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Preferred Stock without series designation.

         Section 4.05. No Preemptive Rights. No holder of shares of any class of stock of the Corporation shall, as such holder, have any preemptive right to purchase shares of any class of stock of the Corporation or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of stock of the Corporation, whether such class of stock, shares or other securities are now or hereafter authorized, which at any time may be proposed

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



to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

         Section 4.06. Cumulative Voting. Cumulative voting of shares is prohibited.


                                    ARTICLE V

                               Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaw whether adopted by the Board of Directors or the stockholders.


                                   ARTICLE VI

                             Limitation of Liability

         No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.


                                   ARTICLE VII

                    Amendment of Certificate of Incorporation

         Any of the provisions of this Amended and Restated Certificate of Incorporation may, from time to time, be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and, subject to the provisions of Section 4.02 hereof, all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this
Article VII.


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                                  ARTICLE VIII

                               Board of Directors

         Section 8.01. Elections. Elections of directors need not be by written ballot unless and except to the extent that the Bylaws of the Corporation shall so require.

         Section 8.02. Vacancies. Subject to any rights of the holders of Preferred Stock, vacancies occurring in the Board of Directors, including any vacancy resulting from any increase in the authorized number of directors, removal, resignation or death, may only be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors have been chosen, and until their successors are duly elected and qualified, or until their successors are duly elected and qualified, or until their earlier resignation or removal. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be classified or chosen so that all classes of directors shall remain or become as nearly equal in number as possible.


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



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                HLM DESIGN, INC.

                     Pursuant to Sections 242 and 228 of the
                         General Corporation Law of the
                                State of Delaware

                          ****************************
         HLM DESIGN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That Section 4.01(a) of the Amended and Restated Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

         (a) Nine Million (9,000,000) shares of Common Stock with a par value of one-tenth of one cent ($0.005) per share (the "Common Stock"); and

         SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the majority of stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, HLM Design, Inc. has caused its corporate seal to be hereunto affixed and this amendment to its Amended and Restated Certificate of Incorporation to be signed by Vernon B. Brannon, its Senior Vice President, and attested by Jean Irwin, its Secretary, this 3rd day of February, 1998.


                                                HLM DESIGN, INC.


                                                By: /s/  Vernon B. Brannon
                                                    --------------------------
                                                         Vernon B. Brannon
                                                         Senior Vice President
[CORPORATE SEAL]

ATTEST:


By: /s/ Jean Irwin
    --------------------------
        Jean Irwin, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                HLM DESIGN, INC.

                     Pursuant to Sections 242 and 228 of the
                         General Corporation Law of the
                                State of Delaware

                          ****************************

         HLM DESIGN, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: That Section 4.01(a) of the Amended and Restated Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

         (a) Nine Million (9,000,000) shares of Common Stock with a par value of one-tenth of one cent ($0.001) per share (the "Common Stock"); and

         SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the majority of stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, HLM Design, Inc. has caused its corporate seal to be hereunto affixed and this amendment to its Amended and Restated Certificate of Incorporation to be signed by Vernon B. Brannon, its Senior Vice President, and attested by Jean Irwin, its Secretary, this 12th day of February, 1998.


                                                HLM DESIGN, INC.


                                                By: /s/  Vernon B. Brannon
                                                    --------------------------
                                                         Vernon B. Brannon
                                                         Senior Vice President
[CORPORATE SEAL]

ATTEST:


By: /s/ Jean Irwin
    --------------------------
        Jean Irwin, Secretary